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                            DUKE REALTY INVESTMENTS, INC.
                               (AN INDIANA CORPORATION)

                           DUKE REALTY LIMITED PARTNERSHIP
                           (AN INDIANA LIMITED PARTNERSHIP)

                             3,000,000 DEPOSITARY SHARES
           EACH REPRESENTING 1/10 OF A 9.10% SERIES A CUMULATIVE REDEEMABLE
                     PREFERRED SHARE (PAR VALUE $0.01 PER SHARE)
          (LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)

                                   TERMS AGREEMENT


                                                         Dated:  August 13, 1996


To: Duke Realty Investments, Inc.
    Duke Realty Limited Partnership

c/o Duke Realty Investments, Inc.
    8888 Keystone Crossing, Suite 1150
    Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

    We (the "Representatives") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 3,000,000 depositary shares (the "Depositary Shares") each representing 1/10 of a 9.10% Series A Cumulative Redeemable Preferred Share, par value $0.01 per share (collectively, the "Series A Preferred Shares"), of the Company (such Depositary Shares being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

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                                                           Number of Shares
                                                            of the Initial
                        Underwriter                    Underwritten Securities
                        -----------                    -----------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated . .           715,000
Dean Witter Reynolds Inc.. . . . . . . . . . . . . . .           695,000
A.G. Edwards & Sons, Inc.. . . . . . . . . . . . . . .           695,000
Smith Barney Inc.. . . . . . . . . . . . . . . . . . .           695,000
Alex. Brown & Sons Incorporated. . . . . . . . . . . .            25,000
Dain Bosworth Incorporated . . . . . . . . . . . . . .            25,000
EVEREN Securities, Inc.. . . . . . . . . . . . . . . .            25,000
Legg Mason Wood Walker, Incorporated . . . . . . . . .            25,000
McDonald & Company Securities, Inc.. . . . . . . . . .            25,000
The Ohio Company.. . . . . . . . . . . . . . . . . . .            25,000
Piper Jaffray Inc. . . . . . . . . . . . . . . . . . .            25,000
Prudential Securities Incorporated . . . . . . . . . .            25,000
                                                          --------------
                                                 Total         3,000,000
                                                            ------------
                                                            ------------


    The Underwritten Securities shall have the following terms:

Title of Securities:    Depositary Shares Each Representing 1/10 of a 9.10%
                        Series A Cumulative Redeemable Preferred Share (Par
                        Value $0.01 Per Share) (Liquidation Preference
                        Equivalent to $25.00 Per Depositary Share).
Number of Shares:       3,000,000.
Dividend Rate:          9.10% of the liquidation preference per annum
                        (equivalent to $2.275 per annum per Depositary Share);
                        Payable quarterly on or about the last day of February,
                        May, August and November of each year.
Liquidation Preference: $25.00 per Depositary Share.
Ranking:                The Underwritten Securities will rank PARI PASSU with
                        any other preferred shares and will rank senior to the
                        Common Stock of the Company and any other shares of the
                        Company ranking junior to the Series A Preferred
                        Shares.
Public offering price per share:  $25.00, plus accrued distributions, if any, from the date of original issue.
Purchase price per share:         $24.2125.
Conversion provisions:  The Series A Preferred Shares are not convertible or exchangeable for any other property or securities of
                        the Company.
Voting and other rights:If distributions on the Series A Preferred Shares are in arrears for six or more quarterly periods, whether
                        or not consecutive, holders of the Underwritten
                        Securities (voting separately as a class with all other
                        series of preferred shares upon which like voting
                        rights have been conferred and are exercisable) will be
                        entitled to vote for the election of two additional
                        Directors to serve on the Board of Directors of the
                        Company until all distribution arrearages are paid.
Number of Option Securities, if any, that may be purchased by the Underwriters:
450,000.
Additional co-managers, if any:   Dean Witter Reynolds Inc., A.G. Edwards &
                                  Sons, Inc., and Smith Barney Inc.
Other terms:
Closing time, date and location:  August 19, 1996 at the offices of Rogers &
                                  Wells, 200 Park Avenue, New York, New York
                                  10166.

    All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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    Please accept this offer no later than 7 o'clock p.m. (New York City time)
on August 13, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                        Very truly yours,

                        MERRILL LYNCH & CO.
                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED
                        DEAN WITTER REYNOLDS INC.
                        A.G. EDWARDS & SONS, INC.
                        SMITH BARNEY INC.


                        By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED



                        By:   /s/ John P. Case
                             ---------------------------------------------
                                  For themselves and as Representatives of the
                                  other named Underwriters.
                                       Name:  John P. Case
                                       Title: Vice President


Accepted:

DUKE REALTY INVESTMENTS, INC.



By: /s/ Dennis D. Oklak
   ----------------------------
   Name:  Dennis D. Oklak
   Title: Vice President and Treasurer

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.,
     General Partner



By: /s/ Dennis D. Oklak
    ---------------------------
   Name:  Dennis D. Oklak
   Title: Vice President and Treasurer


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